Exhibit 10.21

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 10th day of October, 2002, by and among THE ROWE COMPANIES, a Nevada corporation, ROWE DIVERSIFIED, INC., a Delaware corporation, ROWE FURNITURE WOOD PRODUCTS, INC., a California corporation, ROWE PROPERTIES, INC., a California corporation, STOREHOUSE, INC., a Georgia corporation, ROWE FURNITURE, INC., a Virginia corporation, and THE MITCHELL GOLD CO., a North Carolina corporation (hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”), the various financial institutions (collectively, “Lenders”) named in the Loan Agreement (as defined below), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for itself and Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Agent, Lenders and Borrowers are parties to a certain Loan and Security Agreement dated May 15, 2002, as amended by that certain letter amendment dated as of June 17, 2002 (as amended at any time, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain revolving credit and term loans and other financial accommodations to Borrowers.

Home Elements, Inc., a Virginia corporation and one of the original “Borrowers” under the Loan Agreement, merged into Storehouse, Inc. on May 31, 2002.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting Section 9.1.5 of the Loan Agreement and by substituting in lieu thereof the following:

9.1.5 Projections. No later than 30 days after the end of each Fiscal Year of Borrowers, deliver to Agent and Lenders the Projections of Borrowers for the forthcoming 3 Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

(b) By deleting the reference to “August 31, 2002” in Section 9.1.14 of the Loan Agreement and by substituting in lieu thereof “November 30, 2002.”

(c) By deleting Section 9.3.3 of the Loan Agreement and by substituting in lieu thereof the following:

9.3.3. Consolidated Leveraged Ratio. Maintain a Consolidated Leverage Ratio of not more than the ratio set forth below for the period corresponding thereto:

Period	Ratio
The 4 Fiscal Quarters ending June 2, 2002	9.0 to 1.0

The 4 Fiscal Quarters ending September 1, 2002	8.5 to 1.0

The 4 Fiscal Quarters ending December 1, 2002	6.5 to 1.0

The 4 Fiscal Quarters ending March 2, 2003	5.5 to 1.0

The 4 Fiscal Quarters ending June 1, 2003	5.0 to 1.0

The 4 Fiscal Quarters ending August 31, 2003	4.5 to 1.0

The 4 Fiscal Quarters ending November 30, 2003	4.0 to 1.0

The 4 Fiscal Quarters ending March 1, 2004 and the 4-Fiscal Quarter period ending on the last day of each Fiscal Quarter thereafter	3.5 to 1.0

(d) By deleting the definition of “Consolidated Adjusted Tangible Assets” from Appendix A to the Loan Agreement and by substituting in lieu thereof the following:

Consolidated Adjusted Tangible Assets - all assets of Borrowers except: (i) any surplus resulting from any write-up of assets subsequent to Borrowers’ formation; (ii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iii) good will, including any amounts, however designated on a Consolidated balance sheet of Borrowers and their respective Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of Borrowers; (iv) unamortized debt discount and expense; (v) assets located and notes and receivables due from obligors outside of the United States of America except for Accounts that are Eligible Accounts; and (vi) Accounts, notes and other receivables due from Affiliates or employees.

3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens (except as otherwise explicitly provided in the Loan Agreement); and the unpaid principal amount of the Loans on and as of October 8, 2002, totaled $30,369,977.12.

5. Representation and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8. Expenses of Agent and Lenders. Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s and Lenders’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

9. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance each Borrower hereby waives), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parries hereto and their respective successors and assigns.

11. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

12. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

13. Further Assurances. Each Borrower agrees to take such further actions as Agent or Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

14. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

15. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures commence on following page]

ATTEST:	STOREHOUSE, INC. (“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board

ATTEST:	ROWE FURNITURE, INC. (“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board

ATTEST:	THE MITCHELL GOLD CO. (“Borrower”)

/s/ Garry W. Angle	By:	/s/ Gerald M. Birnbach
Garry W. Angle, Assistant Secretary		Gerald M. Birnbach,
[CORPORATE SEAL]		Chairman of the Board

FLEET CAPITAL CORPORATION (“Lender”)

By:

Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC. (“Lender”)

By:

Title:

[Signatures continued on following page]

FLEET CAPITAL CORPORATION, as
Agent

Title: